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                                                                    EXHIBIT 99.3

                            THORNBURG MORTGAGE, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               REQUEST FOR WAIVER

TO:  CHIEF FINANCIAL OFFICER                  DATED: ___________________________
     THORNBURG MORTGAGE, INC.
     150 WASHINGTON AVENUE, SUITE 302
     SANTA FE, NEW MEXICO 87501


Telephone: (505) 989-1900                                    Fax: (505) 989-8156
                  Recorded Monthly Information: (888) 898-8601

This form is to be used only by applicants who are requesting authorization to make an initial cash payment or optional cash payment under the Thornburg Mortgage, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") in excess of the $10,000 monthly maximum limit.

A new form must be completed each month the applicant wishes to make a cash investment in excess of the $10,000 monthly maximum limit. Thornburg Mortgage, Inc. ("Thornburg Mortgage") will not accept this form unless it is completed in its entirety. Thornburg Mortgage must receive this Request for Waiver before 2:00 p.m. Eastern Standard Time on the second business day prior to the first day of the requested pricing period. Funds for the purchase must be received by Thornburg Mortgage and the company-approved copy of this form must be received by American Stock Transfer & Trust Company (the "Administrator") one business day prior to the first day of the requested pricing period.

The applicant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the applicant has received a current copy of the Prospectus relating to the Plan;
(iii) the applicant shall submit a copy of this Request for Waiver (as approved by Thornburg Mortgage) to the Administrator; and (iv) the applicant shall make payment for the approved cash investment amount to the account designated below. If required, the applicant must also submit, at this time, an Authorization Form to the Administrator.

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

_________________________________________________          _____________________________________________________________
Applicant's signature                                      Tax Identification Number(s)                Date


_________________________________________________          _____________________________________________________________
Joint applicant's signature                                Address

_________________________________________________          _____________________________________________________________
Print name to appear on share certificate                  City                      State             Zip

_________________________________________________          _____________________________________________________________
Print joint names to appear on share certificate           Telephone                 Fax Number


Cash Purchase Amount Requested:                            Manner of Payment:

_________________________________________________          Check __________ Money Order __________ Wire __________


Requested Beginning of Pricing Period:                     Requested End of Pricing Period/Investment Date:

_________________________________________________          _____________________________________________________________


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ACCEPTED BY THORNBURG MORTGAGE, INC.


_________________________________________________          Date: _______________________________________________________

Name: ___________________________________________

Title: __________________________________________
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Threshold Price, if any: ___________ Applicable Waiver Discount: _______________
Dollar Amount Accepted: __________
This Request for Waiver may be withdrawn by the applicant in accordance with the terms of the Plan.

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Applicant:

Deliver approved form to American Stock Transfer & Trust Company.
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
By Regular Mail:                   By Hand or Overnight Delivery:         By Fax: 718-921-8367
American Stock Transfer            American Stock Transfer
 & Trust Company                    & Trust Company
P.O. Box 922                       6201 15th Avenue
Wall Street Station                Brooklyn, NY 11219
New York, NY 10269-0560            Phone: 800-278-4353
Attn: Dividend Reinvestment Dept.
Phone: 877-366-6442
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Wire payment as directed below:

Wire transfers must be directed to Custodial Trust Company Account #208-00805-1-4 via Wire Routing #031207526. You are advised to call Jennifer Lytle at (505) 954-5305 to confirm.